Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
February 5, 2015
Kemper Corporation Reports Fourth Quarter and Full Year 2014 Earnings

◦	Delivered net operating earnings per share of $1.02 in the quarter, up 23 percent from fourth quarter 2013

◦	Improved the Property & Casualty Insurance segment’s underlying loss and LAE ratio 4.1 percentage points for the quarter and 2.7 percentage points for the year

◦	Returned $22 million to shareholders through share repurchases and dividends in the quarter; $167 million in 2014

◦	Reported book value per share of $39.88, flat to third quarter, but up 8 percent from year-end 2013
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $65.4 million, or $1.24 per diluted share, for the fourth quarter of 2014, compared to $55.2 million, or $0.99 per share, for the fourth quarter of 2013. Consolidated net operating income1 was $53.9 million, or $1.02 per diluted share, for the fourth quarter of 2014, compared to $46.3 million, or $0.83 per share, for the fourth quarter of 2013. Net operating income per diluted share increased primarily from higher net investment income and improved underlying loss results in the Property & Casualty Insurance segment.

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Consolidated Net Operating Income [1]	$53.9	$46.3	$97.1	$159.2
Income from Continuing Operations	63.3	54.8	112.6	214.5
Net Income	65.4	55.2	114.5	217.7

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(3.1)	$(1.5)	$(64.0)	$(33.0)

Diluted Net Income Per Share From:
Consolidated Net Operating Income [1]	$1.02	$0.83	$1.79	$2.78
Continuing Operations	1.20	0.98	2.08	3.74
Net Income	1.24	0.99	2.12	3.80

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.06)	$(0.03)	$(1.19)	$(0.58)
“We finished the year with a strong fourth quarter, reporting net income of $65.4 million, as we increased net investment income 21 percent and improved the Property & Casualty segment’s underlying loss and LAE ratio by 4.1 percentage points,” commented Donald G. Southwell, Kemper’s Chairman, President and Chief Executive Officer. “While our profit improvement actions pressured our top line, we are actively engaging agents and are starting to see improvement.
“The Life & Health segment’s earnings increased 35 percent, benefitting from the strong performance of our alternative investments portfolio.

1 Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

“In December, we announced a definitive agreement to purchase Alliance United Group, a top writer of nonstandard auto in California. We expect the transaction to close in the first half of 2015 and that it will be accretive to earnings in 2015. We repurchased $9 million of common stock in the quarter, bringing our 2014 share repurchases to $116 million. In total, we returned $167 million to shareholders in 2014,” said Southwell.
Capital
During the fourth quarter of 2014, Kemper repurchased more than 250,000 shares of its common stock at a total cost of $9.0 million, or $34.94 per share, and paid dividends of $12.6 million. For the full year, Kemper repurchased more than 3.2 million shares of its common stock at a cost of $115.5 million and paid dividends of $51.8 million.
Kemper ended the year with a book value per share excluding net unrealized gains on fixed maturities of $34.50, essentially flat with year-end 2013, as net income was offset by dividends, the impact of lowering the discount rate assumption 80 basis points and adopting newly-published mortality tables related to the company’s pension plan. Book value per share was $39.88, up 8 percent from $36.86 at the end of 2013, largely from the impact of lower yields on the fixed maturities portfolio.
Revenues
Total revenues were $559.7 million for the fourth quarter of 2014, compared to $586.0 million in 2013. Revenues decreased $26.3 million primarily from a $38.2 million decrease in earned premiums in the Property & Casualty Insurance segment, partially offset by $16.2 million higher net investment income.
Although quarter over quarter new business has improved, the Property & Casualty Insurance segment continued to feel the impact of lower renewal business due to the aggressive profit improvement actions taken over the past couple of years, coupled with competitive market conditions, particularly in auto. As the actions moderate, consistent with profit improvement, the company anticipates it will see improvements with new and renewal business over the next several quarters.
Net investment income was $93.1 million in the fourth quarter of 2014, compared to $76.9 million in 2013. The increase was driven by improved performance in the alternative investments portfolio, which primarily consists of limited partnerships, limited liability companies (both equity method investments and other equity interests) and fair value option securities. In particular, the company recorded $21.8 million of dividend income related to the recovery of one investment within the alternative investments portfolio. Net investment income from the alternative investment portfolio was $26.8 million in the fourth quarter of 2014, compared to $10.7 million in 2013.
The company expects quarterly volatility in the alternative investments portfolio, but has been pleased with the returns over time. Net investment income from the alternative investments portfolio exceeded expectations for both 2014 and 2013.
Net investment income for the Life & Health Insurance segment increased $20.7 million for the fourth quarter of 2014, compared to 2013, largely from the cash distribution from one investment within the alternative investments portfolio. Net investment income for the Property & Casualty Insurance segment decreased by $5.9 million, driven by $4.5 million lower net investment income on alternative investments.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 6.5 percent for the fourth quarter of 2014 and 5.5 percent for the full year of 2014.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses, (iii) catastrophe losses exclude the impact of prior-year development and (iv) underlying loss ratio includes loss and loss adjustment expenses.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Segment Net Operating Income:
Property & Casualty Insurance	$25.3	$29.1	$24.9	$100.6
Life & Health Insurance	33.5	24.9	91.8	89.3
Total Segment Net Operating Income	58.8	54.0	116.7	189.9
Corporate and Other Net Operating Loss	(4.9)	(7.7)	(19.6)	(30.7)
Consolidated Net Operating Income	53.9	46.3	97.1	159.2
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	13.6	13.5	25.4	64.4
Net Impairment Losses Recognized in Earnings	(4.2)	(5.0)	(9.9)	(9.1)
Income from Continuing Operations	$63.3	$54.8	$112.6	$214.5
The Property & Casualty Insurance segment reported net operating income of $25.3 million in the fourth quarter of 2014, compared to net operating income of $29.1 million in 2013. Results decreased primarily from $4.2 million lower net investment income, $4.1 million less favorable prior-year development and higher insurance expenses as a percentage of earned premiums, partially offset by improved underlying loss and LAE results. Results also included catastrophe losses of $2.9 million in the fourth quarter of 2014, compared to $1.4 million in the prior year, both lower than expectations for the quarter. The company successfully implemented various cost-cutting measures and decreased expenses by $8.0 million pre-tax in the quarter. However, these expense savings have not kept pace with the decrease in earned premiums and resulted in the expense ratio increasing to 29.0 percent in the fourth quarter of 2014, compared to 28.1 percent in 2013. The underlying loss and LAE ratio for the fourth quarter of 2014 improved 4.1 percentage points to 66.2 percent, primarily from increases in average earned premium on personal auto insurance exceeding loss cost trends and higher favorable development from the first three quarters of 2014.
The Life & Health Insurance segment reported net operating income of $33.5 million for the fourth quarter of 2014, compared to $24.9 million in 2013. Results increased largely from higher net investment income, partially offset by higher expenses and higher benefits at Reserve National. Insurance expenses increased primarily from start-up expenses to expand distribution channels at Reserve National and higher legal fees.
Corporate and Other net operating loss improved $2.8 million over the fourth quarter of 2013, driven by lower employee retirement benefits and higher unallocated net investment income, partially offset by higher interest expense.

Unaudited condensed consolidated statements of income for the three and twelve months ended December 31, 2014 and 2013 are presented below:

	Three Months Ended		Year Ended
(Dollars in Millions, Except Per Share Amounts)	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Revenues:
Earned Premiums	$451.5	$495.6	$1,862.2	$2,025.8
Net Investment Income	93.1	76.9	309.1	314.7
Other Income	0.6	0.3	1.4	0.8
Net Realized Gains on Sales of Investments	21.0	20.8	39.1	99.1
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(6.5)	(7.6)	(15.2)	(15.8)
Portion of Losses Recognized in Other Comprehensive Income	—	—	—	1.9
Net Impairment Losses Recognized in Earnings	(6.5)	(7.6)	(15.2)	(13.9)
Total Revenues	559.7	586.0	2,196.6	2,426.5
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	285.8	315.5	1,261.7	1,357.2
Insurance Expenses	156.4	162.9	628.4	654.4
Write-off of Long-lived Asset	—	—	54.6	—
Interest and Other Expenses	24.4	26.2	91.7	100.5
Total Expenses	466.6	504.6	2,036.4	2,112.1
Income from Continuing Operations before Income Taxes	93.1	81.4	160.2	314.4
Income Tax Expense	(29.8)	(26.6)	(47.6)	(99.9)
Income from Continuing Operations	63.3	54.8	112.6	214.5
Income from Discontinued Operations	2.1	0.4	1.9	3.2
Net Income	$65.4	$55.2	$114.5	$217.7

Income from Continuing Operations Per Unrestricted Share:
Basic	$1.20	$0.98	$2.08	$3.75
Diluted	$1.20	$0.98	$2.08	$3.74

Net Income Per Unrestricted Share:
Basic	$1.24	$0.99	$2.12	$3.81
Diluted	$1.24	$0.99	$2.12	$3.80

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	52,465.3	55,412.4	53,762.5	56,856.9
Unrestricted Shares and Equivalent Shares - Diluted	52,555.4	55,562.6	53,867.9	56,983.6

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.96	$0.96

Unaudited business segment revenues for the three and twelve months ended December 31, 2014 and 2013 are presented below:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
REVENUES
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$198.0	$229.7	$831.4	$959.1
Homeowners	75.8	81.4	312.4	326.2
Other Personal	12.2	13.5	50.9	55.3
Total Personal	286.0	324.6	1,194.7	1,340.6
Commercial Automobile	14.0	13.6	54.8	52.3
Total Earned Premiums	300.0	338.2	1,249.5	1,392.9
Net Investment Income	17.1	23.0	72.7	90.9
Other Income	0.1	0.1	0.5	0.5
Total Property & Casualty Insurance	317.2	361.3	1,322.7	1,484.3
Life & Health Insurance:
Earned Premiums:
Life	96.0	97.8	387.6	392.7
Accident and Health	36.5	40.2	148.6	161.4
Property	19.0	19.4	76.5	78.8
Total Earned Premiums	151.5	157.4	612.7	632.9
Net Investment Income	71.3	50.6	218.7	209.9
Other Income	0.5	0.1	0.9	0.2
Total Life & Health Insurance	223.3	208.1	832.3	843.0
Total Segment Revenues	540.5	569.4	2,155.0	2,327.3
Net Realized Gains on Sales of Investments	21.0	20.8	39.1	99.1
Net Impairment Losses Recognized in Earnings	(6.5)	(7.6)	(15.2)	(13.9)
Other	4.7	3.4	17.7	14.0
Total Revenues	$559.7	$586.0	$2,196.6	$2,426.5

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Dec 31, 2014	Dec 31, 2013
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$4,777.6	$4,575.0
Equity Securities at Fair Value	632.2	598.5
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	184.8	245.1
Fair Value Option Investments	53.3	—
Short-term Investments at Cost which Approximates Fair Value	342.2	284.7
Other Investments	449.6	448.0
Total Investments	6,439.7	6,151.3
Cash	76.1	66.5
Receivables from Policyholders	295.3	331.6
Other Receivables	187.0	193.1
Deferred Policy Acquisition Costs	303.3	302.9
Goodwill	311.8	311.8
Deferred Income Tax Assets	—	31.8
Other Assets	220.2	267.4
Total Assets	$7,833.4	$7,656.4
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,273.7	$3,217.5
Property and Casualty	733.9	843.5
Total Insurance Reserves	4,007.6	4,061.0
Unearned Premiums	536.9	598.9
Liabilities for Income Taxes	36.5	8.3
Debt at Amortized Cost	752.1	606.9
Accrued Expenses and Other Liabilities	409.6	329.8
Total Liabilities	5,742.7	5,604.9
Shareholders’ Equity:
Common Stock	5.2	5.6
Paid-in Capital	660.1	694.8
Retained Earnings	1,202.7	1,215.8
Accumulated Other Comprehensive Income	222.7	135.3
Total Shareholders’ Equity	2,090.7	2,051.5
Total Liabilities and Shareholders’ Equity	$7,833.4	$7,656.4

Unaudited selected financial information for the Property & Casualty Insurance segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013

Results of Operations
Net Premiums Written	$269.1	$302.9	$1,189.1	$1,342.2

Earned Premiums	$300.0	$338.2	$1,249.5	$1,392.9
Net Investment Income	17.1	23.0	72.7	90.9
Other Income	0.1	0.1	0.5	0.5
Total Revenues	317.2	361.3	1,322.7	1,484.3
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	198.6	237.7	845.2	980.2
Catastrophe Losses and LAE	4.4	2.1	96.5	47.1
Prior Years:
Non-catastrophe Losses and LAE	(8.1)	(11.1)	(38.6)	(45.5)
Catastrophe Losses and LAE	(0.8)	(4.1)	(15.8)	(12.5)
Total Incurred Losses and LAE	194.1	224.6	887.3	969.3
Insurance Expenses, Excluding Write-off of Long-lived Asset	87.1	95.1	353.7	375.4
Write-off of Long-lived Asset	—	—	54.6	—
Operating Profit	36.0	41.6	27.1	139.6
Income Tax Expense	(10.7)	(12.5)	(2.2)	(39.0)
Segment Net Operating Income	$25.3	$29.1	$24.9	$100.6

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	66.2%	70.3%	67.7%	70.4%
Current Year Catastrophe Losses and LAE Ratio	1.5	0.6	7.7	3.4
Prior Years Non-catastrophe Losses and LAE Ratio	(2.7)	(3.3)	(3.1)	(3.3)
Prior Years Catastrophe Losses and LAE Ratio	(0.3)	(1.2)	(1.3)	(0.9)
Total Incurred Loss and LAE Ratio	64.7	66.4	71.0	69.6
Insurance Expense Ratio, Excluding Write-off of Long-lived Asset	29.0	28.1	28.3	27.0
Impact on Ratio from Write-off of Long-lived Asset	—	—	4.4	—
Combined Ratio	93.7%	94.5%	103.7%	96.6%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	66.2%	70.3%	67.7%	70.4%
Insurance Expense Ratio, Excluding Write-off of Long-lived Asset	29.0	28.1	28.3	27.0
Impact on Ratio from Write-off of Long-lived Asset	—	—	4.4	—
Underlying Combined Ratio	95.2%	98.4%	100.4%	97.4%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	95.2%	98.4%	100.4%	97.4%
Current Year Catastrophe Losses and LAE Ratio	1.5	0.6	7.7	3.4
Prior Years Non-catastrophe Losses and LAE Ratio	(2.7)	(3.3)	(3.1)	(3.3)
Prior Years Catastrophe Losses and LAE Ratio	(0.3)	(1.2)	(1.3)	(0.9)
Combined Ratio as Reported	93.7%	94.5%	103.7%	96.6%

Unaudited selected financial information for the Life & Health Insurance segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013

Results of Operations

Earned Premiums:
Life	$96.0	$97.8	$387.6	$392.7
Accident and Health	36.5	40.2	148.6	161.4
Property	19.0	19.4	76.5	78.8
Total Earned Premiums	151.5	157.4	612.7	632.9
Net Investment Income	71.3	50.6	218.7	209.9
Other Income	0.5	0.1	0.9	0.2
Total Revenues	223.3	208.1	832.3	843.0
Policyholders’ Benefits and Incurred Losses and LAE	91.7	91.0	374.4	387.9
Insurance Expenses	80.4	78.5	316.0	318.2
Operating Profit	51.2	38.6	141.9	136.9
Income Tax Expense	(17.7)	(13.7)	(50.1)	(47.6)
Segment Net Operating Income	$33.5	$24.9	$91.8	$89.3
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income
Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from income from continuing operations the after-tax impact of 1) net realized gains on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.
Kemper believes that Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three and twelve months ended December 31, 2014 and 2013 is presented below:

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Consolidated Net Operating Income	$53.9	$46.3	$97.1	$159.2
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	13.6	13.5	25.4	64.4
Net Impairment Losses Recognized in Earnings	(4.2)	(5.0)	(9.9)	(9.1)
Income from Continuing Operations	$63.3	$54.8	$112.6	$214.5
Diluted Consolidated Net Operating Income Per Unrestricted Share
Diluted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Income from Continuing Operations Per Unrestricted Share-diluted.
A reconciliation of Diluted Consolidated Net Operating Income Per Unrestricted Share to Diluted Income from Continuing Operations Per Unrestricted Share for the three and twelve months ended December 31, 2014 and 2013 is presented below:

	Three Months Ended		Year Ended
(Unaudited)	Dec 31, 2014	Dec 31, 2013	Dec 31, 2014	Dec 31, 2013
Diluted Consolidated Net Operating Income Per Unrestricted Share	$1.02	$0.83	$1.79	$2.78
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.26	0.24	0.47	1.12
Net Impairment Losses Recognized in Earnings	(0.08)	(0.09)	(0.18)	(0.16)
Diluted Income from Continuing Operations Per Unrestricted Share	$1.20	$0.98	$2.08	$3.74
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at December 31, 2014 and December 31, 2013 is presented below:

(Dollars in Millions) (Unaudited)	Dec 31, 2014	Dec 31, 2013
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,808.5	$1,919.3
Net Unrealized Gains on Fixed Maturities	282.2	132.2
Shareholders’ Equity	$2,090.7	$2,051.5
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense (including write-offs of long-lived assets) ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development from prior years with the insurance expense (including write-offs of long-lived assets) ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its fourth quarter 2014 results in a conference call on Friday, February 6, at 11 a.m. Eastern Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through February 20, 2015 at 855.859.2056 using conference ID number 61652309.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the fourth quarter of 2014, which is available at the investor section of kemper.com.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents.
Additional information about Kemper, including its filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS